UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               September 21, 2006
                        (Date of earliest event reported)



                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                   NEVADA                                 20-2033200
                   ------                                 ----------
      (State or other jurisdiction of         (IRS Employer Identification No.)
      incorporation or organization)

                                                             1311
                                                             ----
                                                (Primary Standard Industrial
                                                    Classification Code)

        675 BERING DRIVE, SUITE 200
               HOUSTON, TEXAS                               77057
               --------------                               -----
   (Address of principle executive offices)               (Zip Code)



                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On  September  21,  2006,  we  entered into a Second Amendment to Agreement (the
"Second  Amendment")  and  an  Option  Agreement regarding the Southwest Garwood
Project in Colorado County, Texas (the "Project") with other working and overriding royalty interest owners in the Project to resolve certain discrepancies and issues that existed between the parties.


PRIOR PETROSEARCH-ROCK AGREEMENT

On January 11, 2006, Petrosearch Energy Corporation, joined by its subsidiaries, Petrosearch Operating Company, L.L.C., Buena Vista Petrosearch, L.L.C., Pursuit Petrosearch, L.L.C., Rocky Mountain Petrosearch, L.L.C., Big Sky Petrosearch, L.L.C., and Great Buffalo Petrosearch, L.L.C. (collectively referred to herein as the "Company"), entered into an Agreement (the "Petrosearch-Rock Agreement") with Rock Energy Partners Operating, L.P. and Rock Energy Partners, L.P. (collectively referred to herein as "Rock"). The Petrosearch-Rock Agreement generally covered the geographic areas of current operations in Jefferson County, Mississippi and Colorado County, Texas affecting the Company and Rock, including agreements and stipulations regarding future operations in those geographic areas, the terms under which future exploration and development participation opportunities shall be offered by the Company to Rock, and agreed procedures for conducting internal audits and accounting reconciliations.

Under the Petrosearch-Rock Agreement, one hundred percent (100%) of the Colorado County "Southwest Garwood" Prospect was assigned by us to Rock subject to a reversionary interest retained and owned by Pursuit Petrosearch, L.L.C. ("Pursuit"), our subsidiary, which was to take effect when Rock recouped 100% of its development costs on a well-by-well basis. From inception to January 11, 2006, Petrosearch Operating Company, L.L.C. ("POC") was the operator for the
Southwest Garwood Prospect. The Petrosearch-Rock Agreement provided for the division of field operating responsibilities in the Southwest Garwood geographic region into three (3) parts, the Garwood North Leases, the Garwood South Leases and the Garwood Area of Mutual Interest or "AMI" Leases. As to the Garwood North area, POC remained as the operator. As to the Garwood South and Garwood AMI Leases, Rock became the operator.

Under the terms of the original Right of First Refusal Agreement with Rock dated April 5, 2004 (the "ROFR"), we received a reversionary interest equal to thirty-three and one-third percent (33.33%) of the interest assigned to Rock in the Southwest Garwood Prospect, which interest would take effect upon Rock recouping 100% of its acquisition and development costs. Under the terms of the Petrosearch-Rock Agreement, our after payout reversionary interest was adjusted to 21.5% as to Garwood South Leases to be computed on a well-by-well basis. Our after payout reversionary interest was 33.33% as to wells drilled on Garwood North Leases, likewise on a well-by-well basis. For purposes of calculating "payout", the parties also stipulated to certain existing balances outstanding which were owed to us by Rock subject to completion of an audit. Further, we were entitled to participate for a 20% working interest on a "heads-up" basis in the acquisition of any leases in the Southwest Garwood AMI but outside of Garwood North and Garwood South.

Under the terms of the Petrosearch-Rock Agreement, Rock agreed to expend during calendar year 2006, net to its interests, not less than $8,000,000 toward development of the Garwood North and Garwood South leases. The parties contemplated that this commitment would be met by Rock's participation in two projects planned for 2006, being a new well in the Garwood North area to test the Lower Wilcox formation which would ultimately be known as the Kallina 46 #1 and a recompletion of an existing wellbore known as the Kallina #2 Well in the Garwood South area.

FIRST  AMENDMENT  TO  PETROSEARCH-ROCK  AGREEMENT

With  regard  to  the  Southwest  Garwood project in Colorado County, Texas (the
"Project"), on June 9, 2006, we entered an agreement to amend the Petrosearch-Rock Agreement (the "First Amendment") with all other working and overriding royalty interest owners in the Project to resolve certain discrepancies and issues that existed between the parties . Under the terms of the First Amendment, all reversionary working interests of all parties would occur at the time each individual well paid out, instead of at project payout for certain of the working interest owners. We retained a 20% heads-up working interest in approximately 240 acres; 16.0% working interest after payout on a well-by-well basis in 1,718 acres; and 21.5% working interest after payout on a well-by-well basis in 430 acres.

The Kallina 46#1 Well was proposed by our subsidiary, POC, on the Southwest Garwood project to test the Lower Wilcox zone and in May 2006, Rock consented to participate in the well. In June and July, 2006, POC invoiced Rock for aggregate expenditures totaling $5,606,700 through July 10, 2006 for the drilling of the Kallina 46 #1 well. Rock failed to pay the amount due and was formally notified of its default by us and was formally notified by POC, as operator, of its intent to file a statutory mechanic's lien to secure the payment of the debt. Approximate total costs of the well are $7,500,000.

SECOND AMENDMENT TO PETROSEARCH-ROCK AGREEMENT AND OPTION AGREEMENT

With regard to the Project, on September 21, 2006, we entered into the Second Amendment to the Petrosearch-Rock Agreement and an Option Agreement with all other working interest owners in the Project to resolve certain disputes. Under the collective terms of the Second Amendment and the Option Agreement, Rock, the defaulting working interest owner, paid the amounts due for completion of the Pintail Flats #1 well to POC. Rock was also granted a two-week time period to settle its currently outstanding obligation on the Kallina 46 #1 totaling approximately $7.5 million. In the event such funds are not received and Rock continues in default under the Petrosearch-Rock Agreement, as amended by the First Amendment and the Second Amendment, the Option Agreement affords us two successive option periods under which we can, subject to the option conditions, acquire from Rock 100% of the before payout working interest and 68% of the after payout working interest in the Kallina 46 #1 well and the surrounding 438 lease acres.

With regard to the Kallina 46 #1 well and the 438 acres of leasehold controlled by the well, we currently have a 16% working interest after payout which could be increased to a 100% working interest before payout and 84% after payout of associated lease and well costs. Under the Second Amendment and the option granted to us under the Option Agreement, if exercised by us, Rock would exchange its interests and obligations in the Kallina 46 #1 well and the underlying 438 acres of Section 46 for a separate and as yet undrilled 240 acres where we have a 20% working interest and 430 acres where we have a 21.5% working interest after payout. Should the option not be exercised by us, this exchange of interests will not take effect. In the event that the option is not exercised and Rock does not otherwise pay or cause to be paid its outstanding obligations, we would expect to pursue available legal remedies against Rock.

Additionally, under the terms of the Second Amendment, the Amended Right of First Refusal Agreement between the parties, and previously reported on Form 8-K on January 11, 2006, was terminated.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits
    --------

10.1      Second Amendment to Agreement dated September 21, 2006
99.1      Press release dated September 21, 2006


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PETROSEARCH ENERGY CORPORATION
Date:  September 27, 2006
                                        By:  /s/ Richard D. Dole
                                           -------------------------------------
                                           Richard D. Dole
                                           Chief Executive Officer and President